UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2016

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-34465 001-31441	20-1764048 23-2872718
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034

Mechanicsburg, PA 17055

(Address of principal executive offices)  (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

Purchase Agreement

On January 25, 2016, Select Medical Corporation (“Select”) announced that it has entered into an Agreement and Plan of Merger, dated as of January 22, 2016 (the “Merger Agreement”), with Grip Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Select (“Merger Sub”), Physiotherapy Associates Holdings, Inc., a Delaware corporation (“Physiotherapy”), and KHR Physio, LLC, a Delaware limited liability company, solely in its capacity as the Holder Representative (as defined in the Merger Agreement).  Pursuant to the terms of the Merger Agreement, Select will acquire Physiotherapy for $400.0 million in cash, subject to certain adjustments in accordance with the terms set forth in the Merger Agreement, through the merger of Merger Sub with and into Physiotherapy, with Physiotherapy continuing as the surviving corporation under its present name as a wholly owned subsidiary of Select (the “Transaction”).

Select expects to finance the Transaction and related expenses using a combination of cash on hand and the proceeds from a proposed $400.0 million senior secured incremental term facility under its existing credit facility, for which JP Morgan Chase, N.A. has provided Select with a debt commitment letter.  Should the Merger Agreement be terminated by Physiotherapy under specified conditions, including circumstances where Select is required to close the Transaction under the Merger Agreement and there is a failure of the debt financing to be funded in accordance with its terms, a reverse termination fee of $24.0 million would be payable by Select to Physiotherapy.  The Transaction, which is expected to close in the first or second quarter of 2016, is subject to a number of closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The foregoing description of the Merger Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.  A copy of the Merger Agreement is attached to this report as Exhibit 2.1 and is incorporated by reference herein.

Item 7.01      Regulation FD Disclosure

On January 25, 2016, Select issued a press release announcing the execution of the Merger Agreement.  A copy of the press release is attached to this report as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, by and among Select Medical Corporation, Grip Merger Sub, Inc., Physiotherapy Associates Holdings, Inc. and KHR Physio, LLC, dated January 22, 2016.
99.1	Select Medical Corporation Press Release dated January 25, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION SELECT MEDICAL CORPORATION

Date: January 25, 2016	By:	/s/ Michael E. Tarvin
Michael E. Tarvin
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, by and among Select Medical Corporation, Grip Merger Sub, Inc., Physiotherapy Associates Holdings, Inc. and KHR Physio, LLC, dated January 22, 2016.
99.1	Select Medical Corporation Press Release dated January 25, 2016.